Exhibit 16.1

Bongiovanni & Associates, PA

FL Office

7951 SW 6th St., Suite. 216

Plantation, FL  33324

Tel:   954-424-2345

Fax:  954-424-2230

September 3, 2015

Securities and Exchange Commission

100 F Street, NE

Washington, DC  20549

Re:  Omega Commercial Finance Corp.

To Whom It May Concern:

We have read Item 4.01(a) of Form 8-K dated August 31, 2015, of Omega Commercial Finance Corp. and are in agreement with the statements contained therein. We have no basis to either agree or disagree with other statements of the registrant contained in the Form 8-K.

Sincerely,

_______________________________

Bongiovanni & Associates, PA

N.K.A. L&L CPAS, PA